Exhibit 21.1


                            QUESTRON TECHNOLOGY, INC.
                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
                                AT MARCH 31, 1999


                                 Name of Subsidiary                            Date of                           State of
                                                                            Incorporation                     Incorporation
         -------------------------------------------------------    ------------------------------     ---------------------------

         Questron Distribution Logistics, Inc., formerly
            Quest Electronic Hardware, Inc.                               October 12, 1994                       Delaware

         Questnet Components, Inc.                                        February 13, 1996                      Delaware

         CompWare, Inc. d/b/a Webb Distribution                           November 21, 1994                      Delaware

         Power Components, Inc.                                             July 17, 1997                      Pennsylvania

         Integrated Material Systems, Inc.                                January 14, 1997                       Arizona

         California Fasteners, Inc.                                        August 17, 1973                      California

         Fas-Tronics, Inc.                                                February 12, 1985                       Texas

         Fortune Industries, Inc.                                           March 10,1964                         Texas